UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 13, 2007
TARRAGON CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-22999 (Commission File Number)	94-2432628 (IRS Employer Identification No.)
423 West 55th, 12th Floor
New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 949-5000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On November 13, 2007, Tarragon Corporation (the “Company”) received an additional NASDAQ Staff Determination notice stating that the Company is not in compliance with NASDAQ Marketplace Rule 4310(c)(14) because it has not timely filed its Quarterly Report on Form 10-Q for the period ended September 30, 2007, and that this matter serves as an additional basis for delisting the Company’s common stock from The NASDAQ Global Select Market. The Company previously announced that it has received a NASDAQ Staff Determination notice indicating that the Company’s common stock is subject to delisting pursuant to NASDAQ Marketplace Rule 4310(c)(14) due to a delay in filing its Quarterly Report on Form 10-Q for the period ended June 30, 2007.
     Following the Company’s receipt of the initial notice, the Company requested and was granted a hearing before the NASDAQ Listing Qualifications Panel (“Panel”). At the hearing, held on October 11, 2007, the Company presented its plan to regain compliance with NASDAQ’s filing requirement. As previously announced, on November 19, 2007, the Panel granted the Company’s request for an extension to file its Quarterly Report on Form 10-Q for each of the quarters ended June 30 and September 30, 2007. Pursuant to the extension, the Company’s common stock will continue to be listed on the NASDAQ Global Select Market subject to the filing of the above referenced reports with the SEC by December 21, 2007. There can be no assurance that the Company will regain compliance with NASDAQ Marketplace Rule 4310(c)(14) in accordance with the Panel’s decision.
     A copy of the press release announcing this additional notice is attached hereto as Exhibit 99.1 and is incorporated into this Item 3.01 by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description
99.1	Tarragon Press Release, dated November 21, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARRAGON CORPORATION
By:	/s/ Erin D. Pickens
Erin D. Pickens
Chief Financial Officer

Date: November 26, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Tarragon press release, dated November 21, 2007

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